Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 2nd Quarter 2013

NEW YORK--(BUSINESS WIRE)--August 7, 2013--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended June 30, 2013 of $1.6 billion or $1.71 per average common share as compared to GAAP net income of $870.3 million or $0.90 per average common share for the quarter ended March 31, 2013, and GAAP net loss of $91.2 million or $0.10 per average common share for the quarter ended June 30, 2012.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes due 2015 (the “4% Convertible Notes”), impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp. (“CreXus”), net income for the quarter ended June 30, 2013 was $460.6 million or $0.47 per average common share as compared to $464.4 million or $0.47 per average common share for the quarter ended March 31, 2013, and $546.2 million or $0.55 per average common share for the quarter ended June 30, 2012.

Agency mortgage-backed securities, Agency debentures, and corporate debt are considered Investment Securities. During the quarter ended June 30, 2013, the Company disposed of $14.8 billion of Investment Securities, resulting in a realized gain of $148.0 million. During the quarter ended March 31, 2013, the Company disposed of $17.2 billion of Investment Securities, resulting in a realized gain of $182.8 million. During the quarter ended June 30, 2012, the Company disposed of $6.4 billion of Investment Securities, resulting in a realized gain of $94.8 million.

Common dividends declared for the quarters ended June 30, 2013, March 31, 2013, and June 30, 2012 were $0.40, $0.45, and $0.55 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2013, based on the June 30, 2013 closing price of $12.57, was 12.73%, as compared to 11.33% for the quarter ended March 31, 2013, and 13.11% for the quarter ended June 30, 2012.

On a GAAP basis, the Company produced an annualized return on average equity for the quarter ended June 30, 2013 of 45.87%, an annualized return on average equity for the quarter ended March 31, 2013 of 22.29%, and an annualized loss on average equity for the quarter ended June 30, 2012 of 2.26%. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Notes, impairment of goodwill and loss on previously held equity interest in CreXus, the Company provided an annualized return on average equity for the quarters ended June 30, 2013, March 31, 2013, and June 30, 2012, of 12.90%, 11.90%, and 13.56%, respectively. Leverage at June 30, 2013, March 31, 2013, and June 30, 2012, was 6.2:1, 6.6:1 and 6.0:1, respectively. Leverage includes loan participations and mortgage payable which are non-recourse to the Company.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “While the resulting sell-off in the bond market put pressure on asset values during the 2nd quarter, I believe that our focus on prudent risk management and the evolution of our capital allocation strategy has helped protect our portfolio and positions Annaly to take advantage of current market opportunities. We are prepared to be opportunistic given our low leverage, strong liquidity and sizeable capital production.”

For the quarter ended June 30, 2013, the annualized yield on average interest-earning assets was 2.51% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.53%, which resulted in an average interest rate spread of 0.98%. This was a 7 basis point increase from the 0.91% average interest rate spread for the quarter ended March 31, 2013, and a 56 basis point decrease from the 1.54% average interest rate spread for the quarter ended June 30, 2012.

Fixed-rate Agency mortgage-backed securities and debentures comprised 92% of the Company’s Investment Securities portfolio at June 30, 2013. Adjustable-rate Agency mortgage-backed securities and debentures comprised 8% of the Company’s Investment Securities portfolio. At June 30, 2013, the Company had entered into interest rate swaps with a notional amount of $48.5 billion, or 53% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in cost of financing. As of June 30, 2013, the swap portfolio had a weighted average pay rate of 2.05%, a weighted average receive rate of 0.22% and weighted average years to maturity of 5.04. As of June 30, 2013, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

The following table summarizes portfolio information for the Company:

	June 30, 2013	March 31, 2013	June 30, 2012
Leverage at period-end *	6.2:1	6.6:1	6.0:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	92%	92%	92%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	8%	8%	7%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	-	-	1%
Notional amount of interest rate swaps as a percentage of Investment Securities	53%	46%	41%
Annualized yield on average interest-earning assets during the quarter	2.51%	2.37%	3.04%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.53%	1.46%	1.50%
Annualized interest rate spread during the quarter	0.98%	0.91%	1.54%
Weighted average days to maturity on interest-bearing liabilities at period-end	196	202	216
Weighted average receive rate on interest rate swaps at period-end	0.22%	0.23%	0.30%
Weighted average pay rate on interest rate swaps at period-end	2.05%	2.08%	2.29%

* Includes loan participations and mortgage payable which are non-recourse to the Company.

The following table summarizes certain characteristics of the Company’s interest rate swaps at June 30, 2013:

	Current	Weighted Average	Weighted Average	Weighted Average Years to
Maturity	Notional	Pay Rate	Receive Rate	Maturity
		(dollars in thousands)
0 - 3 years	$21,567,050	1.94%	0.21%	2.18
3 - 6 years	14,738,490	1.69%	0.23%	3.99
6 - 10 years	7,700,000	2.31%	0.25%	7.53
Greater than 10 years	4,466,750	3.32%	0.22%	18.08
Total / Weighted Average	$48,472,290	2.05%	0.22%	5.04

The following table presents the maturities of repurchase agreements at June 30, 2013:

Maturity	Principal Balance	Weighted Average Rate
	(dollars in thousands)
Within 30 days	$32,749,247	0.42%
30 to 59 days	18,675,058	0.41%
60 to 89 days	2,827,502	0.58%
90 to 119 days	6,522,227	0.37%
Over 120 days(1)	20,623,301	1.27%
Total	$81,397,335	0.64%

(1) Of the total repurchase agreements, approximately 13% have a remaining maturity over 1 year.

The Constant Prepayment Rate for the quarters ended June 30, 2013, March 31, 2013, and June 30, 2012, was 16%, 18% and 19%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at June 30, 2013, March 31, 2013, and June 30, 2012, was 103.7%, 103.9% and 103.2%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended June 30, 2013, March 31, 2013, and June 30, 2012, was $320.2 million, $421.1 million, and $302.8 million, respectively. The total net premium and discount balance on Agency mortgage-backed securities and debentures at June 30, 2013, March 31, 2013, and June 30, 2012, was $5.3 billion, $5.4 billion, and $4.5 billion, respectively. At June 30, 2013, March 31, 2013, and June 30, 2012, the Company had a common stock book value per share of $13.03, $15.19 and $16.23, respectively.

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its Investment Securities and from dividends it receives from its subsidiaries.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

The Company will hold the 2013 second quarter earnings conference call on August 8, 2013 at 10:00 a.m. EDT. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 4925037. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10031615. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, our ability to integrate the commercial mortgage business, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands, except share and per share data)

	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012(1)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)
ASSETS

Cash and cash equivalents	$725,537	$1,862,550	$615,789	$2,264,854	$924,374
Reverse repurchase agreements	171,234	4,933,465	1,811,095	1,612,384	2,025,471
Investments, at fair value:
U.S. Treasury securities	-	1,645,930	752,076	2,242,039	1,998,363
Securities borrowed	2,425,024	2,688,485	2,160,942	1,602,692	1,465,327
Agency mortgage-backed securities	92,487,318	108,256,671	123,963,207	129,597,714	118,500,649
Agency debentures	3,306,473	3,970,279	3,009,568	2,935,538	1,250,506
Investments in affiliates	134,948	267,547	234,120	224,899	203,057
Commercial real estate investments	1,005,560	-	-	-	-
Corporate debt, held for investment	61,682	66,539	63,944	64,928	60,638
Receivable for investments sold	1,499,140	1,292,478	290,722	470,266	1,320,996
Accrued interest and dividends receivable	340,671	388,665	419,259	434,026	420,390
Receivable from Prime Broker	-	-	-	3,272	3,272
Receivable for investment advisory income	10,374	12,817	17,730	20,271	20,743
Intangible for customer relationships	6,474	6,731	6,989	9,146	9,714
Goodwill	102,783	55,417	55,417	55,417	55,417
Interest rate swaps, at fair value	38,950	-	-	-	-
Other derivatives	91,270	-	9,830	559	3,717
Other assets	61,146	54,282	41,607	38,595	41,937

Total assets	$102,468,584	$125,501,856	$133,452,295	$141,576,600	$128,304,571

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$-	$611,167	$495,437	$1,418,750	$1,884,922
Repurchase agreements	81,397,335	100,322,942	102,785,697	101,033,146	96,760,797
Securities loaned, at fair value	2,284,245	2,330,060	1,808,315	1,248,968	1,113,107
Payable for investments purchased	2,833,214	3,203,461	8,256,957	16,107,038	7,387,410
Payable for share buyback program	-	-	141,149	-	-
Convertible Senior Notes	824,229	824,902	825,541	999,749	1,245,915
Mortgage payable	19,361	-	-	-	-
Participation sold	14,324	-	-	-	-
Accrued interest payable	164,190	175,749	186,896	181,502	174,819
Dividends payable	396,888	426,173	432,154	487,237	535,898
Interest rate swaps, at fair value	1,189,178	2,259,173	2,584,907	2,926,461	2,822,264
Accounts payable and other liabilities	82,316	37,048	10,798	83,086	94,853
Other derivatives	-	4,812	-	-	-

Total liabilities	89,205,280	110,195,487	117,527,851	124,485,937	112,019,985

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock: 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000, 18,400,000, 18,400,000, 18,400,000 and 0 authorized, issued and outstanding, respectively	445,457	445,457	445,457	445,457	-
Common stock, par value $0.01 per share, 1,956,937,500, 1,956,937,500, 1,956,937,500, 1,956,937,500, and 1,975,337,500, authorized, 947,483,487, 947,293,099, 947,213,204, 974,799,779,and 974,684,401, issued and outstanding, respectively	9,475	9,473	9,472	9,748	9,747
Additional paid-in capital	14,754,681	14,746,579	14,740,774	15,144,200	15,168,020
Accumulated other comprehensive income (loss)	(1,289,246)	2,003,248	3,053,242	4,069,607	3,413,320
Accumulated deficit	(1,124,665)	(2,365,990)	(2,792,103)	(3,045,951)	(2,774,103)

Total stockholders’ equity	13,263,304	15,306,369	15,924,444	17,090,663	16,284,586

Total liabilities and stockholders’ equity	$102,468,584	$125,501,856	$133,452,295	$141,576,600	$128,304,571

(1) Derived from the audited consolidated financial statements at December 31, 2012.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except share and per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Interest income:
Investment Securities	$686,577	$724,820	$748,122	$751,739	$874,984
U.S. Treasury securities	7,242	5,996	3,819	4,588	7,397
Securities loaned	2,302	2,612	2,106	2,581	2,698
Commercial real estate investments	13,906	-	-	-	-
Reverse repurchase agreements	2,775	3,636	2,449	2,225	1,122
Other	134	153	165	132	123
Total interest income	712,936	737,217	756,661	761,265	886,324
Interest expense:
Repurchase agreements	141,945	157,064	165,600	158,150	139,579
Convertible Senior Notes	16,364	15,813	15,503	18,026	18,965
U.S. Treasury securities sold, not yet purchased	4,075	2,788	2,930	3,739	5,801
Securities borrowed	1,737	1,925	1,458	1,978	2,098
Participation sold	134	-	-	-	-
Total interest expense	164,255	177,590	185,491	181,893	166,443
Net interest income	548,681	559,627	571,170	579,372	719,881

Other income (loss):
Investment advisory income	12,187	13,408	18,773	20,915	21,810
Net gains (losses) on disposal of investments	147,998	182,843	114,831	142,172	94,837
Net loss on extinguishment of 4% Convertible Senior Notes	-	-	(75,012)	(87,328)	-
Dividend income from affiliates	4,048	6,431	7,097	7,097	6,621
Net gains (losses) on trading assets	54,046	1,549	15,181	1,368	1,105
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	111,521	80,127	(31,148)	(33,563)	(26,103)
Impairment of goodwill	(23,987)	-	-	-	-
Loss on previously held equity interest in CreXus	(18,896)	-	-	-	-
Other income (loss)	7,192	132	161	119	119
Subtotal	294,109	284,490	49,883	50,780	98,389
Realized gains (losses) on interest rate swaps(1)	(212,727)	(225,476)	(228,155)	(224,272)	(222,002)
Realized gains (losses) on termination of interest rate swaps	(35,649)	(16,378)	-	-	-
Unrealized gains (losses) on interest rate swaps	1,109,022	325,734	341,554	(104,197)	(611,215)
Subtotal	860,646	83,880	113,399	(328,469)	(833,217)
Total other income (loss)	1,154,755	368,370	163,282	(277,689)	(734,828)

General and administrative expenses:
Compensation and management fee	43,764	38,443	25,842	52,310	53,536
Other general and administrative expenses	21,367	13,469	14,242	10,694	11,020
Total general and administrative expenses	65,131	51,912	40,084	63,004	64,556

Income (loss) before income taxes	1,638,305	876,085	694,368	238,679	(79,503)

Income taxes	92	5,807	(6,127)	13,921	11,656

Net income (loss)	1,638,213	870,278	700,495	224,758	(91,159)

Dividends on preferred stock	17,992	17,992	19,717	9,367	6,508

Net income (loss) available (related) to common shareholders	$1,620,221	$852,286	$680,778	$215,391	($97,667)

Net income (loss) per share available (related) to common shareholders:
Basic	$1.71	$0.90	$0.70	$0.22	($0.10)
Diluted	$1.64	$0.87	$0.68	$0.22	($0.10)

Weighted average number of common shares outstanding:
Basic	947,411,380	947,249,901	970,602,863	974,729,078	974,555,392
Diluted	995,229,637	994,815,169	1,017,925,849	997,007,829	974,555,392

Net income (loss)	$1,638,213	$870,278	$700,495	$224,758	($91,159)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(3,144,496)	(867,151)	(894,972)	798,269	741,727
Reclassification adjustment for net (gains) losses included in net income (loss)	(147,998)	(182,843)	(121,393)	(141,982)	(94,837)
Other comprehensive income (loss)	(3,292,494)	(1,049,994)	(1,016,365)	656,287	646,890
Comprehensive income (loss)	($1,654,281)	($179,716)	($315,870)	$881,045	$555,731

(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except share and per share data)

	For the six months ended
	June 30, 2013	June 30, 2012
Interest income:
Investment Securities	$1,411,397	$1,725,408
U.S. Treasury securities	13,238	8,815
Securities loaned	4,914	5,216
Commercial real estate investments	13,906	-
Reverse repurchase agreements	6,411	1,544
Other	287	236
Total interest income	1,450,153	1,741,219
Interest expense:
Repurchase agreements	299,009	253,493
Convertible Senior Notes	32,177	33,692
U.S. Treasury securities sold, not yet purchased	6,863	8,445
Securities borrowed	3,662	4,158
Participation sold	134	-
Total interest expense	341,845	299,788
Net interest income	1,108,308	1,441,431

Other income (loss):
Investment advisory income	25,595	42,450
Net gains (losses) on disposal of investments	330,841	175,136
Dividend income from affiliates	10,479	14,142
Net gains (losses) on trading assets	55,595	6,361
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	191,648	4,774
Impairment of goodwill	(23,987)	-
Loss on previously held equity interest in CreXus	(18,896)	-
Other income (loss)	7,324	245
Subtotal	578,599	243,108
Realized gains (losses) on interest rate swaps(1)	(438,203)	(441,342)
Realized gains (losses) on termination of interest rate swaps	(52,027)	(2,385)
Unrealized gains (losses) on interest rate swaps	1,434,756	(269,576)
Subtotal	944,526	(713,303)
Total other income (loss)	1,523,125	(470,195)

General and administrative expenses:
Compensation and management fee	82,207	112,550
Other general and administrative expenses	34,836	19,921
Total general and administrative expenses	117,043	132,471

Income (loss) before income taxes	2,514,390	838,765

Income taxes	5,899	28,118

Net income (loss)	2,508,491	810,647

Dividends on preferred stock	35,984	10,446

Net income (loss) available (related) to common shareholders	$2,472,507	$800,201

Net income (loss) per share available (related) to common shareholders:
Basic	$2.61	$0.82
Diluted	$2.51	$0.78

Weighted average number of common shares outstanding:
Basic	947,331,087	973,141,546
Diluted	995,151,942	1,052,888,301

Net income (loss)	$2,508,491	$810,647
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(4,011,647)	579,468
Reclassification adjustment for net (gains) losses included in net income (loss)	(330,841)	(175,136)
Other comprehensive income (loss)	(4,342,488)	404,332
Comprehensive income (loss)	($1,833,997)	$1,214,979

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com